EXECUTION COPY

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                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                                   dated as of

                               September 15, 2000

                                     between

                              NORTH VALLEY BANCORP

                                       and

                                SCOTT VALLEY BANK

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                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1.  Definitions......................................................1
  1.1  Definitions...........................................................1

ARTICLE 2.  Purchase and Sale................................................5
  2.1  Purchase and Sale.....................................................5
  2.2  Closing...............................................................5
  2.3  Transitional Matters..................................................7
  2.4  Employee Considerations...............................................9

ARTICLE 3.  Price and Adjustments...........................................11
  3.1  Price................................................................11
  3.2  Adjustments..........................................................12

ARTICLE 4.  Additional Covenants............................................15
  4.1  Seller's Covenants...................................................15
  4.2  Buyer's Covenants....................................................18
  4.3  Consents.............................................................19
  4.4  Valuation of the Assets..............................................19
  4.5  Clearing Items.......................................................19
  4.6  IRA Deposits and Keogh Accounts......................................20
  4.7  Interest Reporting and Withholding...................................20
  4.8  Eminent Domain or Taking.............................................20
  4.9  Damage or Destruction................................................21

ARTICLE 5.  Representations and Warranties..................................21
  5.1  Seller's Representations and Warranties..............................21
  5.2  Buyer's Representations and Warranties...............................23

ARTICLE 6.  Understandings..................................................25
  6.1  Depositors' Rights...................................................25
  6.2  Unclaimed Property...................................................25
  6.3  Limitation of Warranties.............................................25

ARTICLE 7.  Conditions to the Closing.......................................25
  7.1  Seller's Conditions..................................................25
  7.2  Buyer's Conditions...................................................26

ARTICLE 8.  Termination.....................................................27
  8.1  Events of Termination................................................27
  8.2  Liability for Termination............................................28

ARTICLE 9.  Survival, Indemnification.......................................28
  9.1  Survival.............................................................28

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  9.2  Seller's Indemnity...................................................28
  9.3  Buyer's Indemnity....................................................29
  9.4  Limit on Indemnities.................................................29

ARTICLE 10.  Taxes..........................................................30
  10.1 Obligations of the Buyer and the Seller..............................30
  10.2 Access to Information................................................30
  10.3 Allocation of Consideration..........................................30

ARTICLE 11.  Miscellaneous..................................................30
  11.1 Public Notice........................................................30
  11.2 Assignment...........................................................31
  11.3 Notices..............................................................31
  11.4 Time.................................................................32
  11.5 Expenses.............................................................32
  11.6 Communications.......................................................32
  11.7 Entire Agreement.....................................................32
  11.8 Amendment............................................................32
  11.9 Governing Law, Severability..........................................32
  11.10  Waiver.............................................................32
  11.11  Confidentiality....................................................32
  11.12  Third Party Rights.................................................33
  11.13  Headings...........................................................33
  11.14  Counterparts.......................................................33

            SCHEDULES

            1.1(a)                  Branch Premises Lease Agreement
            1.1(b)                  Furniture, Fixtures and Equipment
            1.1(c)                  Other Liabilities
            1.1(d)                  Loans
            2.2(b)(i)(B)            Form of Bill of Sale
            2.2(b)(i)(C)            Form of Assignment and Assumption
            2.2(c)                  Prorated Expenses
            2.2(d)                  Contracts
            5.1(g)                  Employees

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                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

          THIS BRANCH PURCHASE AND ASSUMPTION AGREEMENT ("Agreement") is made as of September 15, 2000, by and between NORTH VALLEY BANCORP, a California corporation (the "Seller"), and SCOTT VALLEY BANK, a California banking corporation (the "Buyer").

          WHEREAS, Six Rivers National Bank, a national banking association ("Six Rivers"), maintains a commercial banking office at 234 Main Street, Weaverville, California (sometimes referred to herein as the "Branch"); and

          WHEREAS, Six Rivers and the Seller have entered into an Agreement and Plan of Reorganization and Agreement dated as of October 3, 1999, as amended on January 28, 2000, and on July 25, 2000 (the "Plan of Reorganization"), which contemplates the merger of Six Rivers with and into NVB Interim National Bank, an interim national banking association formed on August 2, 2000 at the direction of the Seller ("NVB Interim National Bank"), with the result that Six Rivers will thereafter be and operate as a wholly owned subsidiary of the Seller; and

          WHEREAS, the Buyer wishes to purchase certain of the assets and assume certain of the liabilities of the Branch and the Seller is willing to sell and transfer the same, subsequent to the consummation of the Plan of Reorganization, upon the terms and subject to the conditions hereinafter set forth; and

          NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Seller and the Buyer hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

          1.1 DEFINITIONS. For purposes of this Agreement:

          "Account" means, as of any date, a deposit liability of the Seller which is maintained at the Branch.

          "Accrued Expenses" means the accrued and unpaid expenses appearing as a liability on the Financial Statements pursuant to Section 3.2(c).

          "Accrued Interest" on any Deposits at any date means interest which is accrued on such Deposits to and including such date and not yet posted to such deposit accounts.

          "Affiliate" of a person means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person.

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          "Agreement" means this Branch Purchase and Assumption Agreement, including all schedules, exhibits and addenda, as modified, amended or extended from time to time.

          "Allocation" shall have the meaning set forth in Section 10.3.

          "Assets" means the Furniture, Fixtures and Equipment, Cash on Hand, safe deposit boxes located at the Branch (exclusive of the contents thereof), Prepaid Expenses, Overdrafts, Loans and all books, records, files and documentation relating to the foregoing.

          "Assumed Contracts" shall have the meaning set forth in Section
2.2(d).

          "Assumed Deposits" means all Deposits existing on the Closing Date in the Branch, together with all Accrued Interest thereon as of the Closing Date; PROVIDED, HOWEVER, that Assumed Deposits shall not include any of the following, which shall be retained by Seller: (i) Deposits (if any) not assumed pursuant to Sections 3.2(f) or 3.2(g), and (ii) other Deposits (if any) which the Buyer has advised the Seller, at least thirty (30) Business Days prior to the Closing Date, it cannot legally accept.

          "Branch Premises Lease Agreement" means the real estate lease agreement substantially in the form set forth on Schedule 1.1(a), to be executed between the Seller, as lessor, and the Buyer, as lessee, with respect to the Branch premises.

          "Business Day" means a day on which the Branch is open for business and which is not a Saturday or Sunday.

          "Cash on Hand" means, as of any date, all petty cash, vault cash, teller cash, automated teller machine cash and prepaid postage maintained at the Branch.

          "Closing" and "Closing Date" refer to the closing of the sale, purchase, transfer and assumption provided for herein to be held at the time and date provided for in Section 2.2(a) hereof.

          "Closing Financial Statement" means the estimated balance sheet of the Branch prepared by the Seller as of the close of business at the Branch on the Closing Date and on which are recorded as of such date, in accordance with the Seller's normal practices and procedures, the Assets and the Liabilities (except that such normal practices and procedures shall be modified as necessary to implement prorations required by, or other provisions of, this Agreement).

          "Continuation Coverage" shall have the meaning set forth in Section 2.4(g).

          "Deposits" means, as of any date, all deposit liabilities of the Seller that are Accounts or certificates of deposit maintained at the Branch, including, without limitation, Time Deposits, and including all uncollected items included in depositors' balances, as of such date.

          "Direct Deposit Cut-off Date" shall have the meaning set forth in
Section 4.1(g).

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          "Employee" means any employee employed on the Closing Date at the
Branch by the Seller or its subsidiaries or Affiliates, including without limitation, those employees on medical leave, family leave, military leave or personal leave under the Seller's policies. A current list of all Employees (with a designation of those employees on medical leave, family leave, military leave or personal leave, if any) is set forth on Schedule 5.1(g) to this Agreement.

          "Federal Funds Rate" on any day means the per annum rate of interest (rounded upward to the nearest 1/100 of 1%) which is the weighted average of the rates on overnight federal funds transactions arranged on such day or, if such day is not a banking day, the previous banking day, by federal funds brokers computed and released by the Federal Reserve Bank of San Francisco (or any successor) in substantially the same manner as such Federal Reserve Bank currently computes and releases the weighted average it refers to as the "Federal Funds Effective Rate" at the date of this Agreement.

          "Final Financial Statement" means the balance sheet of the Branch prepared by the Seller as of the close of business at the Branch on the Closing Date, and delivered by the Seller to the Buyer pursuant to Section 3.2(a)(ii). The Final Financial Statement is to be prepared in accordance with the Seller's normal practices and procedures (except that such normal practices and procedures shall be modified as necessary to implement prorations required by, or other provisions of, this Agreement) and in a manner consistent with the Closing Financial Statement.

          "Financial Statements" shall mean collectively the Closing Financial Statement, the Pre-Final Financial Statement and the Final Financial Statement.

          "Furniture, Fixtures and Equipment" means all items of furniture, fixtures and equipment that are listed on Schedule 1.1(b) under the caption "Sold to the Buyer." The Allocation with respect to such items is indicated on
Schedule 1.1(b). The Buyer acknowledges that there shall be excluded from this definition any and all other items, including those listed on Schedule 1.1(b) under the caption "Retained by the Seller (Items Excluded from Sale)."

          "Individual Retirement Account" or "IRA" means an account created by trust for the exclusive benefit of an individual or his or her beneficiaries in accordance with the provisions of Section 408 of the IRC.

          "Initial Base Amount" shall have the meaning set forth in Section 3.1.

          "IRA Deposits" shall have the meaning set forth in Section 3.2(f).

          "IRC" means the Internal Revenue Code of 1986, as amended.

          "Liabilities" means (i) the Assumed Deposits, (ii) the Assumed Contracts, if any, (iii) the Seller's obligations to provide services from and after the Closing Date in connection with the Assets and the Assumed Deposits, including obligations with respect to safe deposit boxes, and (iv) such other liabilities of the Seller with respect to the operations of the Branch as may be described on Schedule 1.1(c) (the "Other Liabilities"); excluding, however, any Assumed Contracts disclosed by the Seller to the Buyer prior to the Closing Date as to which any consents

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required to transfer the same to the Buyer at Closing cannot be obtained; and no other duty, obligation or liability whatsoever (including, without limitation, any and all penalties, fines, compensatory or punitive damages of any kind whatsoever) of the Seller, its Affiliates or any other person or with respect to the Assets or Liabilities.

          "Loan Documents" means all documents executed or delivered in connection with any Loan, including, without limitation, notes, deeds of trust, security agreements, loan agreements, including building and loan agreements, guarantees, sureties and insurance policies and all modifications, waivers and consents relating to any of the foregoing.

          "Loans" means the loans set forth in Schedule 1.1(d) hereto, adjusted as provided in Section 3.1, and savings account loans and overdrafts extended at the Branch and credit card loans secured by Assumed Deposits.

          "Magnetic Tapes" shall mean the computer data storage tapes (which may be in reel-to-reel or cartridge form) prepared by the Seller which contain the information to be used for an automated conversion of the Assumed Deposits.

          "Overdrafts" means only overdrafts in Transaction Accounts (other than overdrafts extended pursuant to a formal line of credit or similar arrangement) maintained at the Branch.

          "Pre-Final Financial Statement" means the balance sheet of the Branch prepared by the Seller as of the close of business at the Branch on the Closing Date, and delivered by the Seller to the Buyer pursuant to Section 3.2(a)(i). The Pre-Final Financial Statement is to be prepared in accordance with the Seller's normal practices and procedures (except that such normal practices and procedures shall be modified as necessary to implement prorations required by, or other provisions of, this Agreement) and in a manner consistent with the Closing Financial Statement, and shall, to the extent practicable, reflect actual Deposits and Cash on Hand as of the Closing Date, and any third-party invoices (such as from communication vendors) available by the time the Seller prepares the Pre-Final Financial Statement.

          "Prepaid Expenses" means the prepaid expenses appearing as an asset on the Financial Statements pursuant to Section 3.2(c).

          "Purchase Premium" means the sum of the following: (i) XXX% times the average over the thirty (30) Business Days preceding the Closing of the Assumed Deposits located in the Branch, payable by the Buyer to the Seller as of the Closing Date, plus (ii) XXX% times the average over the thirty (30) Business Days preceding the first anniversary date of the Closing of the Assumed Deposits located in the Branch (but in no event greater than the amount determined under sub-paragraph (i) above), payable by the Buyer to the Seller within ten (10) business days after such anniversary date.

          "Returned Items" shall have the meaning set forth in Section 3.2(h).

          "Seller's Knowledge" or other similar phrases shall mean the actual knowledge of the President and Chief Executive Officer of the Seller, having made independent inquiry to all

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appropriate staff of the Seller (including branch officers at the Branch) and of the President and Chief Executive Officer of Six Rivers who shall have made appropriate inquiry of the staff of Six Rivers (but only as to information as to the Branch).

          "Settlement Date" means the sixtieth (60th) calendar day following the Closing Date.

          "Time Deposit" means a certificate of deposit which is not transferable or negotiable, and earns interest at a fixed or variable rate for a specific term.

          "Transaction Account" means any Account in respect of which deposits therein are withdrawable in practice upon demand or upon which third party drafts may be drawn by the depositor, including checking accounts, NOW accounts and money market deposit accounts.

          "Validation Run" shall have the meaning set forth in Section 2.2(b)(i)(F).

                                   ARTICLE 2.

                                PURCHASE AND SALE

          2.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell and transfer and the Buyer agrees to purchase and assume the Assets and the Liabilities at the Closing as provided in
Section 2.2. Except as may be otherwise provided in this Agreement, it is the intention of the parties that all liabilities and obligations relating to the ownership and operation of the Branch prior to the Closing shall be the responsibility of the Seller and all liabilities and obligations relating to the ownership and operation of the Branch after the Closing shall be the responsibility of the Buyer.

          2.2 CLOSING.

          (a) CLOSING DATE AND PLACE. The closing of the transactions provided for herein (the "Closing") will be held at 9:00 a.m. at the offices of the Seller, 880 East Cypress Avenue, Redding, California 96002, or at such other time and location as may be mutually agreeable to the Buyer and the Seller. The closing shall be held on a date (the "Closing Date") that is mutually agreeable to the Buyer and the Seller as soon as practicable following the receipt of all government and other approvals and consents necessary for the consummation of the transactions contemplated hereby (including the expiration of any statutory waiting periods) and the satisfaction (or waiver) of all other conditions to closing provided for herein; PROVIDED, HOWEVER, that the parties shall agree in any event upon a date for the Closing which shall be on or prior to November 30, 2000, or such other date as the Seller and the Buyer shall agree upon in writing.

          (b) CONVEYANCES; PAYMENT.

          (i) The following shall be delivered by the parties at the Closing, subject to Sections 2.2(d), 3.2(b), 4.3 and the conditions set forth in Article 7:

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                    (A) The Buyer and the Seller shall execute and deliver the
          Branch Premises Lease Agreement;

                    (B) The Seller shall deliver to the Buyer one or more bills of sale in the form attached hereto as Schedule 2.2(b)(i)(B) for the Furniture, Fixtures and Equipment and for the Loans, servicing released, including proper endorsements and assignments of the Loan Documents;

                    (C) The Seller shall deliver to the Buyer one or more assignments in the form attached hereto as Schedule 2.2(b)(i)(C) for the Assumed Contracts, if any;

                    (D) The Seller and the Buyer shall make the payment(s) required by Section 3.1 in immediately available funds (such payment(s) to be effected no later than 11:00 a.m.(Pacific Time));

                    (E) Following the date of this Agreement, at such times as the Buyer shall reasonably request, the Seller shall make available to the Buyer, in a format requested by the Buyer, such information as the Buyer may reasonably request to complete the transfer and conversion of records related to the Assumed Deposits and Loans from the Seller to the Buyer. Initially such information shall be made available to the Buyer in hard copy (printed); provided, however, in its sole discretion the Buyer may request and the Seller shall provide such information in the magnetic format maintained by the Seller, without additional charge to the Buyer. At 6:00 a.m. on the morning following the Closing Date, or at some other time mutually agreed to by the parties, the Seller shall provide to the Buyer updated information as of the Closing Date reflecting the balance and accrual information necessary to make an accurate transfer and conversion of the Assumed Deposits and Loans.

                    (F) The Seller shall provide the information referred to in
          Section 2.2 (b) (i) (E) for use in a validation (pre-conversion) run ("Validation Run") on a mutually agreed upon date not less than thirty
          (30) calendar days prior to the Closing Date, at no cost to the Buyer, PROVIDED THAT, the parties may agree to conduct more than one Validation Run.

                    (G) The Seller shall deliver to the Buyer copies of written consents to the assignment of any Assumed Contracts requiring such consent; and

                    (H) The Buyer shall pay to the Seller, and the Seller shall pay to the Buyer, the amount of the interest which would accrue from the date such payment is due at the Federal Funds Rate in effect on the date such payment is due on any cash payment(s) required of the Buyer and the Seller, respectively, under the terms of this Agreement.

          (c) CLOSING COSTS; PRORATION. The Seller and the Buyer shall each pay one-half (or such other percentages as may be standard custom and practice in the relevant county) of any documentary, stamp, deed, sales, use or other transfer taxes, recording fees and escrow fees relating to the sale of the Assets and assumption of the Liabilities. On the Closing Date, (i) all personal property taxes and current installments of special assessments levied or assessed with

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respect to the Furniture, Fixtures and Equipment shall be prorated between the
Seller and the Buyer on the basis of the Closing Date and the fiscal year of the appropriate taxing authority, and (ii) utilities and any other normal maintenance and operating expenses relating to the Furniture, Fixtures and Equipment shall be prorated between the Seller and the Buyer on the basis of the Closing Date. Schedule 2.2(c) sets forth each item for which a prorated expense is anticipated at Closing.

          (d) CONTRACTS. At the Closing, the Seller shall assign to the Buyer all of the Seller's right, title and interest in those equipment leases and service and maintenance contracts, if any, relating to the operations of the Branch which are set forth in Schedule 2.2(d) and which the Buyer indicates in writing to the Seller not later than thirty (30) Business Days prior to Closing the Buyer wishes to assume (collectively, the "Assumed Contracts"). The Seller shall provide the Buyer with appropriate information regarding equipment leases or service and maintenance contracts which it believes are not legally assignable, which contracts and leases are set forth separately on Schedule 2.2(d), and the Seller shall have no liability to the Buyer as the result of its inability to accomplish assignments thereof. After the date of this Agreement, the Seller shall not enter into, except with the prior written consent of the Buyer, any service, maintenance or other contracts, or any equipment lease, relating to the operations of the Branch for which the Buyer would have any responsibility after the Closing.

      2.3   TRANSITIONAL MATTERS.

          (a) CONDUCT OF BUSINESS PRIOR TO THE CLOSING. From the date hereof until the Closing, except as expressly permitted by this Agreement or otherwise consented to or approved by the Buyer in writing (such consent or approval not to be unreasonably withheld):

                    (i) The Seller shall not, and will not permit Six Rivers to, permit the Branch to incur any material liabilities or material obligations (whether directly or by way of guaranty, endorsement, surety contract or otherwise) including without limitation any obligation for borrowed money or evidenced by any note, bond, debenture or similar instrument, except for deposit liabilities incurred in the ordinary course of business pursuant to the Seller's customary rate schedules, and except for other liabilities and obligations incurred in the ordinary course of business;

                    (ii) The Seller shall not, and will not permit Six Rivers to, sell, transfer, mortgage, encumber or otherwise dispose of any of the Assets except for the disposition of Assets in the ordinary course of business;

                    (iii) The Seller will not, and will not permit Six Rivers to, cause the transfer from the Branch to the Seller's other operations of any Assumed Deposits; PROVIDED, HOWEVER, that the Seller may transfer deposits to the Seller's other offices upon request of the depositors; PROVIDED, FURTHER, that, the Seller shall not, and will not permit Six Rivers to, offer interest rates or terms on any category of Assumed Deposits which are not consistent with past practice or which provide a yield greater than the yields then currently offered by the Buyer and except in connection with a general solicitation or general advertising not targeted specifically at the depositors of the Assumed Deposits,

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          the Seller will not solicit or encourage such depositors to transfer their deposits to the Seller's other offices;

                    (iv) The Seller will, and will require Six Rivers to, maintain the Furniture, Fixtures and Equipment substantially in accordance with its normal practices, and keep such property in its present condition, ordinary wear and tear excepted;

                    (v) The Seller shall, and will require Six Rivers to, operate the Branch and the businesses thereof in accordance with its normal practices and will use reasonable efforts to preserve for the benefit of the Buyer after the Closing its business, goodwill and relationships with customers and suppliers;

                    (vi) Prior to the Closing, the Seller shall, and will require Six Rivers to, provide the Buyer and its attorneys, independent accountants and agents, full access during normal business hours and upon reasonable request, to and the opportunity to review and inspect the Furniture, Fixtures and Equipment, and the books, records, files, documentation and accounts of the Branch, and shall, and will require Six Rivers to, allow the Buyer to make copies of such materials (excluding regulatory examinations and correspondence to the extent prohibited by applicable law or regulation); the Seller shall, and will require Six Rivers to, furnish to the Buyer such reports and compilations pertaining thereto as the Buyer shall reasonably request from time to time; and the Seller shall, and will require Six Rivers to, furnish to the Buyer all such other information pertaining to the Assets and the Liabilities and the business of the Branch as the Buyer may reasonably request; and the Seller shall use its best efforts to cause its officers, employees, independent accountants and attorneys to cooperate with the Buyer in its reasonable requests for information. The Buyer shall treat as confidential all such information in the same manner as the Buyer treats similar confidential information of its own and shall use such information, or cause it to be used, solely for the purposes of evaluating and completing the transactions contemplated by this Agreement. The Buyer and the Seller agree to comply with the terms and provisions of that certain Confidentiality Agreement dated September 1, 2000, entered into between the Buyer, the Seller and Six Rivers, and any inconsistency between the terms and provisions of said Confidentiality Agreement and the foregoing provisions shall be resolved in favor of the terms and provisions contained in said Confidentiality Agreement. In addition, the Seller shall, and will require Six Rivers to, provide the Buyer reasonable access to the Branch during the thirty (30) calendar day period immediately preceding the Closing Date for the purpose of installing teller terminals and other equipment, PROVIDED THAT the Buyer shall give the Seller at least twenty-four (24) hours advance notice that it wishes to have such access. The Buyer agrees to cause the installation of such teller terminals and other equipment to be effected in a manner intended to minimize disruption to the operations of the Branch; and

                    (vii) Seller shall not grant, and will prohibit Six Rivers from granting, any increase in the rate of compensation or in the benefits payable or to become payable to any Employee over the levels in effect as of the date hereof, other than any regularly

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          scheduled increases, including bonuses, contemplated under contracts, policies or programs existing on the date hereof or under any benefit program generally applicable to Seller's employees. Any such changes in compensation shall be disclosed to Buyer in writing within five (5) days of such changes.

          (b) BUYER'S ACCESS TO BRANCH PREMISES. The Buyer will indemnify, defend, and hold the Seller harmless for, from and against any and all claims, damages, costs, liabilities and losses (including mechanics' liens) arising out of any entry by the Buyer or its agents, designees or representatives on the Branch premises for purposes of the review, inspection and installation provided for in Section 2.3(a)(vi) or for any other purpose. Without limiting the scope of the foregoing, the Buyer also will restore the Furniture, Fixtures and Equipment, books, records, files, and documentation of the Branch at its sole cost and expense if the transactions contemplated by this Agreement do not close. Until restoration is complete, the Buyer will take all steps necessary to ensure that any conditions at the Branch created by any testing, review, inspection, installation or other actions performed by or for the Buyer will not unreasonably interfere with the normal operation of the Branch or create any dangerous, unhealthy, unsightly or noisy conditions at the Branch. The provisions of this Section 2.3(b) shall survive the Closing or any earlier termination of this Agreement.

          (c) DATA PROCESSING CONVERSION. The conversion of the data processing with respect to the Branch and the Assets and the Liabilities to be transferred hereunder will commence on the Closing Date and continue during the night on the Closing Date and the following morning. The Seller shall make available the required hard copy (printed) reports (and Magnetic Tapes, if applicable) in connection with the procedures set forth in Section 2.2(b)(i)(E) and (F). In connection with the conversion of the data processing, the Seller and the Buyer shall each cooperate with the other and shall each pay their own costs and expenses associated with the conversion of the data processing and shall bear equally the duties and responsibilities relating to the conversion. The Seller will not migrate (transfer) existing PINs used for ATM cards to the Buyer.

          2.4 EMPLOYEE CONSIDERATIONS.

          (a) Subject to the Closing, the Seller shall terminate the employment of all Employees, effective as of the close of business on the Business Day immediately preceding the Closing Date, and, other than those employees designated on Schedule 5.1(g), the Buyer shall offer, subject to Buyer's normal new employee screening procedures, new employment with the Buyer to all Employees, effective as of the Closing Date. Any Employee who elects to accept employment with the Buyer will be an "at will" employee of the Buyer under the same conditions as the Buyer's other employees. All Employees shall be offered employment at base wages and salaries reasonably consistent with the wages and salaries currently being paid by the Buyer to its other employees. To the extent consistent with the Buyer's existing structure for comparable positions and comparable officer titles and its current policies regarding officer titles, Employees shall be offered positions with responsibilities and officer titles comparable to those they held with the Seller before the Closing Date.

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          (b) All Employees who accept employment with the Buyer as of the
Closing Date shall be eligible to participate in the employee benefit plans and other fringe benefits of the Buyer on the same basis as such plans and benefits are offered to the other employees of the Buyer with comparable positions with the Buyer. The Buyer shall credit such Employees for their length of service with the Seller (or its predecessors) for all purposes under each employee benefit plan and fringe benefit to be provided by the Buyer to such Employees, based on information provided by the Seller. For purposes of this Section 2.4, "employee benefit plan and fringe benefit" includes, without limitation, any pension and profit sharing plans, retirement and post retirement welfare benefits, health insurance benefits (medical, dental and vision), disability, life and accident insurance, sickness benefits, vacation, employee loans and banking privileges currently offered by the Buyer; provided, however, enrollment in the Buyer's 401k plan will be made available to such Employees on the first day of the next calendar quarter following the Closing Date.

          (c) The Seller agrees to remain responsible for the payment of all benefits accrued during the period of employment by the Seller under the terms of the Seller's retirement plans, severance plans and all other plans with respect to any Employee. The Buyer shall not at any time assume any liability for the benefits of any active or any terminated, vested or retired participants in the Seller's retirement plans, severance plans or other plans.

          (d) The Seller shall be solely responsible for payments for accrued vacation not taken by Employees prior to the Closing Date and for timely payment as required by law of all wages, salaries, bonuses, if any, and other compensation with respect to service completed on or prior to the Closing Date. The Seller shall make cash payments to such Employees in accordance with applicable law. No accrued vacation days or personal choice days shall be transferred, or assumed by the Buyer, upon employment by the Buyer.

          (e) The Seller shall retain the responsibility for payment of all medical, dental, vision, health and disability claims incurred by any Employee prior to the Closing Date, and the Buyer shall not assume any liability with respect to such claims. On or after the Closing Date, all medical, dental, vision, health and disability claims incurred by Employees in the Buyer's employ shall be determined under the Buyer's benefit plans, subject to the terms and conditions of such plans.

          (f) The Seller shall be responsible for providing any Employee whose "qualifying event," within the meaning of Section 4980B(f) of the IRC, occurs on or prior to the Closing Date (and such Employee's "qualified beneficiaries" within the meaning of Section 4980B(f) of the IRC) with the continuation of group health coverage required by Section 4980B(f) of the IRC ("Continuation Coverage") under the terms of the health plan maintained by the Seller. The Buyer shall be responsible for Continuation Coverage to any Employee in the Buyer's employ (and each Employee's qualified beneficiaries) whose qualifying event occurs after the Closing Date, to the extent required by law.

          (g) The Seller agrees that it shall retain, consistent with its normal employment practices, all liability and obligation, if any (including, without limitation, the liability and obligation for all wages, salary, vacation pay and unemployment, medical, dental, vision, health and disability benefits) for those former employees of the Branch who retire or whose employment is terminated prior to the Closing Date or who otherwise do not become employees of the Buyer.

          (h) For Employees who accept employment with the Buyer and who are, as of the Closing Date, absent from work due to sickness or short-term disability, the Seller shall have no further liability or obligation for short-term disability benefits, sick pay or salary continuation to the extent attributable to periods on and after the Closing Date (or any medical, dental, vision and health claims incurred after the Closing Date). Such Employees shall be eligible for such benefits as may be provided by the Buyer under its standard policies and this Agreement.

          (i) The Buyer shall make the offers of employment as soon as possible after all the consents, approvals and authorizations referred to in Sections 7.1(c) and 7.2(c) hereof have been obtained (and in no event less than ten (10) Business Days prior to the Closing). Such offers shall be made in person to each Employee at a meeting at which representatives of the Buyer and the Seller are present. The information provided to each Employee at such meeting shall include a discussion of the Buyer's employee benefit plans and policies, together with a written summary thereof. The Buyer shall be responsible for advising the Employees of the details of any offers and terms of employment, and answering any questions relating thereto, but the Seller shall be allowed to review and approve, prior to its distribution, (i) any communication with the Employees prior to the Closing Date, and (ii) any communication with such Employees after the Closing Date which describes or refers to the Seller's employee benefit plans and policies. With the written consent of Employees, the Buyer shall have access to Employee personnel files of the Seller, including salary history, training and certification, performance evaluations, and disciplinary histories.

          (j) Prior to the Closing Date, the Buyer may train the Seller's Employees who have accepted the Buyer's offers of employment, at a time mutually agreed upon by the Buyer and the Seller, and, if requested by the Seller, the Buyer will reimburse the Seller for such Employees' salaries for the time they are engaged in such training and for all of their expenses incurred in connection with such training for which they are reimbursed by the Seller.

                                   ARTICLE 3.

                              PRICE AND ADJUSTMENTS

          3.1 PRICE. The Seller agrees that in the event the Initial Base Amount (as hereinafter defined) is less than the sum of (i) the amount of the Assumed Deposits and (ii) the amount of the Accrued Expenses, the Seller shall transfer to the Buyer cash in the amount equal to the deficit. The Buyer agrees that in the event the Initial Base Amount is greater than the sum of (i) the amount of the Assumed Deposits and (ii) the amount of the Accrued Expenses, the Buyer shall transfer to the Seller cash in an amount equal to such excess. Calculations and payments pursuant to this Section 3.1 shall be as of the date and time of the Closing Financial Statement. The "Initial Base Amount" shall be equal to the sum of (i) the unpaid principal amount of the

Loans to be delivered at the Closing, (ii) the amount of accrued interest receivable on all such Loans, (iii) the amount of Cash on Hand, (iv) the amount of Prepaid Expenses at the Branch, (v) the amount of the Overdrafts, (vi) the amount of any fees, charges or accrued interest receivable on such Overdrafts,
(vii) the amount of the Purchase Premium, and (viii) the Seller's pro rata portion of IRA Deposit and Keogh Account trustee fees accrued on such accounts held in the Branch through the Closing Date, less the amount of the safe deposit key deposits referred to in Section 3.2(e). Except as otherwise agreed in writing by the Buyer, the Loans to be delivered at the Closing shall not include any loans listed on Schedule 1.1(c) that, as of the date of this Agreement or as of the Closing Date, have been classified "substandard," "doubtful" or "loss" by the Seller or any federal or state examining authority or that, as of the Closing Date, are more than thirty (30) days past due (or, in the case of consumer loans, are more than sixty (60) days past due); provided, HOWEVER, that the Buyer and the Seller hereby undertake and agree to negotiate in good faith to determine a mutually acceptable price at which the Seller would be willing to sell and the Buyer would be willing to purchase all of such loans at the Closing.

          3.2 ADJUSTMENTS. Subject to the provisions of Article 9, the assignments, transfers, acceptances and assumptions of the Assets and the Liabilities and the payment of the amounts due in respect thereof in accordance with Sections 2.2 and 3.1 shall be final and without recourse and not subject to any claim for reimbursement, repayment, rescission or avoidance; PROVIDED, HOWEVER, that:

          (a) The following adjustments shall be made:

                    (i) As soon as practicable after the Closing Date, but in no event later than ten (10) calendar days thereafter, the Seller shall deliver the Pre-Final Financial Statement to the Buyer. After delivery of the Pre-Final Financial Statement, the Seller shall pay the Buyer or the Buyer shall pay the Seller, as appropriate, by wire transfer no later than the next Business Day after delivery of the Pre-Final Financial Statement, the difference between the amount paid at the Closing and the amount calculated on the Pre-Final Financial Statement, plus interest accrued from the Closing Date at the Federal Funds Rate in effect on the Closing Date.

                    (ii) As soon as practicable after the Closing Date, but in no event later than sixty (60) calendar days thereafter, the Seller shall deliver the Final Financial Statement to the Buyer. Subject to the Seller's and the Buyer's rights of indemnification pursuant to
          Article 9, the Final Financial Statement shall become final and binding on the Buyer and the Seller ten (10) calendar days after its delivery to the Buyer, unless the Buyer gives written notice to the Seller of its disagreement with respect to any item included in such Final Financial Statement. The Seller and the Buyer shall use their respective reasonable efforts to resolve the disagreement during the ten (10) calendar day period following receipt by the Seller of the notice. If the disagreement is not resolved during such ten (10) calendar day period, the parties shall submit the matter to Perry-Smith LLP, Sacramento, California, for mediation and resolution, consistent with what, in such firm's professional judgment, is proper bank accounting practice; and such Final Financial Statement shall be modified by any such resolution, whereupon the Final Financial Statement shall become final and binding. When the Final Financial Statement becomes final and binding, and after giving effect to any payment made based on the Pre-Final Financial Statement, the Seller shall pay the Buyer or the Buyer shall pay the Seller, as appropriate, the difference between the amount paid at the Closing and the amount calculated on the Final Financial Statement, plus interest accrued from the Closing Date at the Federal Funds Rate in effect on the Closing Date.

          (b) If any non-material Asset (any Asset not reasonably necessary for the operation of the Branch or to the convenience of the customers of the Branch) disclosed by the Seller on a list provided to the Buyer at the Closing shall not have been assigned to the Buyer at the Closing, then the Seller shall use its reasonable efforts to assign such Asset to the Buyer as soon as possible after the Closing Date but in any event no later than on the Settlement Date. In the event the Seller for any reason is unable to assign any such Asset to the Buyer prior to or on the Settlement Date, then the Seller shall no longer have any obligation to assign such Asset to the Buyer and the Seller shall refund to the Buyer the value of such Asset as reflected on the Closing Financial Statement together with interest from the Closing Date through the date of such refund at a rate equal to the Federal Funds Rate in effect on the Closing Date;

          (c) All operating expenses and fees accrued or prepaid prior to the Closing Date, including, without limitation, wages, salaries, rents, Bank Insurance Fund ("BIF") premiums (calculated at the Buyer's applicable rate, if lower than the Seller's applicable rate), utility payments, personal property taxes, non-delinquent real property taxes and assessments relating to the Assets and the Liabilities transferred at the Closing, but excluding fees for use of safe deposit boxes, shall be prorated between the parties. With respect to the BIF premiums, the proration shall be on the basis of the amount of the Assumed Deposits. To the extent that the Seller has paid expenses that are expenses allocable to the Buyer pursuant to this Section 3.2(c), such expenses shall appear as an asset on the Financial Statements. To the extent that expenses have been accrued and not paid by the Seller prior to the Closing Date, they shall appear as a liability on the Financial Statements;

          (d) At the request of the Buyer following execution of this Agreement, the Seller will provide to the Buyer a report of customer data for the Branch showing the names, addresses, tax identification numbers (where available from the Seller's records) and deposit balances of each and all of the customers of the Branch as of such date; the customer data shall include the signature cards for all Assumed Deposits and a list of Accounts and certificates of deposit subject as of the Closing Date to annual Taxpayer Identification Number solicitation by the Seller in the normal course of its business;

          (e) At the Closing Date, the Seller shall pay to the Buyer the amount of cash deposits held by the Seller at the Closing Date received for keys issued in connection with safe deposit box rentals at the Branch that are transferred to the Buyer hereunder;

          (f) With respect to Deposits which are Individual Retirement Accounts ("IRA Deposits") created by a trust for the exclusive benefit of an individual or his or her beneficiaries in accordance with the provisions of Section 408 of the IRC, the Seller will use reasonable efforts and will cooperate with the Buyer, both before and after the Closing, in taking whatever actions are reasonably necessary to accomplish either the appointment of the Buyer as successor custodian or the delegation to the Buyer (or an affiliate of the Buyer) of the Seller's authority and responsibility as custodian of all such IRA Deposits except self-directed IRA Deposits (and, for those customers with self-directed IRA Deposits, any other IRA Deposits), including but not limited to, sending to the depositors thereof appropriate notices, cooperating with the Buyer (or such affiliate) in soliciting consents from such depositors, and filing any appropriate applications with applicable regulatory authorities. If any such delegation is made to the Buyer (or such affiliate), the Buyer (or such affiliate) will perform all of the duties so delegated and comply with the terms of the Seller's agreement with the depositor of the IRA Deposits affected thereby;

          (g) Any items that were credited for deposit to or cashed against an Assumed Deposit prior to the Closing and are returned unpaid on or after the Closing Date ("Returned Items") will be handled as set forth herein. If the Seller's bank account is charged for the Returned Item, the Seller shall forward such Returned Item to the Buyer. If upon the Buyer's receipt of such Returned Item there are funds in the Assumed Deposit to which such Returned Item was credited or any other Assumed Deposit transferred at the Closing standing in the name of the party liable for such Returned Item, the Buyer will debit any or all of such Assumed Deposits an amount equal in the aggregate to the Returned Item, to the extent of any balance in such Assumed Deposit(s), and shall repay that amount to the Seller. If there are not sufficient funds in the Assumed Deposit, the Buyer shall forward such Returned Item to the Seller and the Seller shall take responsibility for collection of the unpaid amount. Any items of $1,000 or less that were credited for deposit to or cashed against an Assumed Deposit at the Branch prior to the Closing Date and are returned unpaid more than sixty
(60) days after the Closing Date will be the responsibility of the Buyer; any items over $1,000 that were credited for deposit to or cashed against an Assumed Deposit at the Branch prior to the Closing Date and are returned unpaid will be the responsibility of the Seller; except that for a period of eighteen (18) months after the Closing Date checks drawn on the United States Treasury, checks issued by state governments and municipalities and checks returned for endorsement irregularities will be the responsibility of the Seller; and

          (h) As soon as practicable, but in any event no later than thirty (30) calendar days after the Closing Date, the Buyer shall mail to each depositor in respect of a Transaction Account (included in the Assumed Deposits) a letter approved in writing by the Seller (which approval will be delivered as soon as practicable and will not be unreasonably withheld) requesting that such depositor promptly cease writing the Seller's drafts against such Transaction Account. At such time as the Buyer mails each such notice to each depositor, the Buyer shall also forward to each such depositor new drafts which such depositor may draw upon the Buyer for the purpose of effecting transactions with respect to such Transaction Accounts.

          The parties hereto shall use reasonable efforts to develop procedures which cause the Seller's form of drafts against Transaction Accounts which are received after the Closing Date to be cleared through the Buyer's then current clearing procedures.

          During the one hundred eighty (180) calendar day period from the Closing Date, if it is not possible to clear Transaction Account drafts through the Buyer's then current clearing procedures after the Closing Date, the Seller shall forward to the Buyer no later than the next Business Day after receipt thereof all such Transaction Account drafts drawn against Transaction Accounts domiciled at the Branch and transferred on the Closing Date. The Seller shall have no obligation to pay such Transaction Account drafts. Upon the expiration of such one hundred eighty (180) calendar day period, the Seller shall cease forwarding drafts against Transaction Accounts transferred on the Closing Date and shall instead return them to the originators marked "Account Closed." The Buyer will compensate the Seller for processing of drafts as described in this Section according to the compensation arrangement set forth in Section 4.5.

          (i) The Seller will pay the Buyer for such portion of any overdraft on an Assumed Deposit (including interest at the Federal Funds Rate in effect on the Closing Date) created by Returned Items received by the Seller and passed on to the Buyer after the Closing Date, which is not recovered by the Buyer after the Closing Date in accordance with sub-paragraph (g) above.

                                   ARTICLE 4.

                              ADDITIONAL COVENANTS

          4.1 SELLER'S COVENANTS. The Seller (and, to the extent specifically indicated below, the Buyer) agrees:

          (a) To sign and deliver to the Buyer such additional agreements and other documents, and to use reasonable efforts to do such other acts and things, as may be reasonably necessary or convenient to complete the transactions contemplated by this Agreement;

          (b) To reasonably cooperate with the Buyer in obtaining all governmental and regulatory consents, approvals, licenses, waivers and the like required to be fulfilled or obtained for the completion of the transactions contemplated by this Agreement;

          (c) To deliver to the Buyer those books, records, accounts and other documents relating solely to the Assets and the Liabilities as soon as practicable after the Closing and to store the other books, records and accounts of the Branch relating to the Seller's former operation of the Branch in accordance with Seller's normal records retention policy;

          (d) Until Closing or the earlier termination of this Agreement, to cause the business of the Branch to be conducted in accordance with Section 2.3 above, including but not limited to causing Six Rivers and NVB Interim National Bank, pursuant to the terms and provisions of the Plan of Reorganization, to use reasonable efforts to do such acts and things as may be reasonably necessary or convenient to complete the transactions contemplated by this Agreement;

          (e) To remove all signage from the Branch at the expense of the Seller on or before the Closing Date, it being understood that the Seller shall be responsible for the repair of any damage caused by such removal and the Buyer shall be responsible for installation of its signage at its expense;

          (f) As soon as practicable after the receipt of all regulatory approvals required by Sections 7.1(c) and 7.2(c) with respect to the Branch, and no later than thirty (30) calendar days prior to the Closing Date (unless earlier required by law, regulation or regulatory policy), each of the Seller and the Buyer shall provide, or join in providing where appropriate, all notices, separately as to the Branch, to holders of Deposits and other persons that the Seller or the Buyer, as the case may be, is required to give by any regulatory authority having jurisdiction or under applicable law or the terms of any other agreement between the Seller and any customer in connection with the transactions contemplated hereby. A party proposing to send or publish any notice or communication pursuant to any provision of this Section 4.1(f) or
Section 4.2(f) shall furnish to the other party a copy of the proposed form of such notice or communication as soon as practicable in advance of the proposed date of the first mailing, posting, or other dissemination thereof to customers, and shall not unreasonably refuse to amend such notice to incorporate any changes that the other such party proposes as necessary to comply with applicable statutes, rules, regulations or requirements of any regulatory authority having jurisdiction. All costs and expenses of any notice or communication sent or published by the Buyer or the Seller shall be the responsibility of the party sending such notice or communication. All out-of-pocket costs and expenses of any joint notice or communication which Buyer or Seller pays to a third-party vendor shall be shared equally by the Seller and the Buyer. Each party shall bear the costs and expenses of its own employees or agents engaged in any joint notice or communication;

          (g) The Seller will use reasonable efforts to transfer to the Buyer, at the time of the validation run as set forth in Section 2.2(b)(i)(F), a listing of all of those automated clearing house and fed wire direct deposit arrangements which are tied by agreement or other standing arrangement to Assumed Deposits. For a period of one hundred eighty (180) calendar days after the Closing Date, in the case of automated clearing house direct deposits to Assumed Deposits, and thirty (30) calendar days after the Closing Date, in the case of fed wire direct deposits to Assumed Deposits (each, a "Direct Deposit Cut-off Date"), the Seller will, no later than the next Business Day following the date of receipt thereof, remit and transfer to the Buyer all direct deposits intended for Accounts which are Assumed Deposits. After the applicable Direct Deposit Cut-off Date, the Seller may discontinue accepting and forwarding automated clearing house and fed wire entries and funds and return such direct deposits to the originators. The Seller shall not be liable for any account overdrafts that may thereby be created or for any other matter. The Buyer and the Seller shall agree on a reasonable period of time prior to the Closing during which the Seller will no longer be obligated to accept new direct deposit arrangements. At the time of each Direct Deposit Cut-off Date, the Buyer will provide automated clearing house originators with account numbers and conversion tapes relating to Assumed Deposits;

          (h) As soon as practicable after the receipt of all regulatory approvals required by Sections 7.1(c) and 7.2(c) with respect to the Branch (except for statutory waiting periods), and after the notice provided in Section 4.1(f) above, the Buyer will send appropriate notice to all holders of Deposits which are to be assumed by the Buyer at the Closing the terms of which provide for direct debit of such accounts by third parties, instructing such customers concerning transfer of customer direct debit authorizations from the Seller to the Buyer. The Seller shall cooperate in soliciting the transfer of such authorizations. Such notice shall be in a form agreed to by the parties. For a period of one hundred eighty (180) calendar days following the Closing

Date, the Seller will, on the Business Day following the date of receipt thereof, forward to the Buyer all direct debits on Accounts which are Assumed Deposits transferred on the Closing Date and will give the Buyer a daily accounting of such debits to its clearing account. Thereafter, the Seller may discontinue forwarding such entries and return them to the originators. The Buyer and the Seller shall agree on a reasonable period of time prior to the Closing during which the Seller will no longer be obligated to accept new direct debit arrangements. At the time of the Closing Date, the Buyer will provide automated clearing house originators of such direct debits with account numbers and conversion tapes;

          (i) In addition to the requirements and procedures set forth in Sections 4.1(g) and 4.1(h), the Buyer shall, commencing on the first Business Day following the Closing Date, deliver to the originators of the direct deposits of Assumed Deposits and the originators of direct debits of Assumed Deposits specified in such sections, notices of change instructing such originators to change the routing transit number for such deposits and debits from the Seller's routing transit number to the Buyer's routing transit number;

          (j) The Seller agrees that following the Closing Date it will no longer utilize the name "Six Rivers" to identify its banking operations or products in the City of Weaverville;

          (k) For a period of three (3) years following the Closing Date, neither the Seller nor any Affiliate shall solicit the employment (including the solicitation of any transfer of employment) of any former employee of the Seller at the Branch who was an Employee when this Agreement was executed; PROVIDED, HOWEVER, that nothing herein shall prevent the Seller or its Affiliates from advertising generally any employment opportunities, or, except for a period of one (1) year following the Closing Date, from hiring any employees of the Buyer who seek employment without inducement from the Seller other than any such employees whose employment has been terminated by the Buyer;

          (l) For a period of two (2) years following the Closing Date, neither the Seller nor any Affiliate shall solicit Seller's current customers in the community served by the Branch by any means other than though Seller's bank-wide general marketing efforts. The provisions of this Section 4.1(l) shall preclude any special product development or campaigns designed for or focused on the Weaverville or Trinity County markets, including campaigns offering different interest rates at North Valley Bank's Weaverville Branch Office from those otherwise available on a bank-wide basis;

          (m) To pay, honor, discharge and perform all liabilities and obligations in respect of the Assets and the Liabilities and any other liabilities of the Branch arising, accruing or subsisting prior to the Closing as to which the Seller is obligated pursuant to this Agreement, subject to applicable indemnification rights of the Seller;

          (n) To obtain approval of this Agreement and the transactions contemplated hereby by the requisite vote or consent of the holders of outstanding securities of the Seller if such approval is required by applicable law, contract, the Seller's Articles of Incorporation or Bylaws, or otherwise;

          (o) To enforce the Seller's rights and the obligations of Six Rivers under the Plan of Reorganization in such a manner that the Seller at all times will be in compliance with its obligations under this Agreement as if the Seller currently owned and controlled the Branch;

          (p) To use the Seller's best efforts to consummate the Plan of Reorganization in a timely manner so that this Agreement may be performed on or before the final date set forth in Section 2.2(a) of this Agreement;

          (q) The Seller shall not cause or allow any conversion of the Deposits and Loans to any person (other than the Buyer), nor shall the Seller cause or allow Six Rivers to make any such conversion of the Deposits and Loans, prior to the conversion of the Assumed Deposits and Loans to the Buyer as described in
Section 2.2(b)(i)(E); and

          (r) The Seller shall prepare and deliver to the Buyer each of the schedules to this Agreement (Schedules 1.1(a), (b), (c) and (d), Schedules 2.2(b)(i)(B) and (C), Schedules 2.2(c) and (d) and Schedule 5.1(g)) not later than seven (7) Business Days after the date of this Agreement.

          4.2 BUYER'S COVENANTS. The Buyer agrees:

          (a) To use reasonable efforts to sign and deliver to the Seller such additional agreements and other documents, and to do such other acts and things, as may be required to complete the transactions contemplated by this Agreement;

          (b) To use its reasonable efforts to fulfill all governmental, regulatory and other requirements (including, without limitation, obtaining the approval of all California and federal bank or other financial institution regulatory agencies and any other governmental entity having jurisdiction over the Buyer's acquisition of the Branch or the Buyer) required to be fulfilled by the Buyer for the completion of the transactions contemplated by this Agreement, and to take the initial drafting responsibility therefor. The Seller shall have the right to review and comment upon all applications to, and filings with, governmental and regulatory agencies and entities made for the above purpose, prior to their filing; PROVIDED THAT, the Seller shall have no responsibility for any such application or filing. Without limiting the generality of the foregoing, Buyer shall use reasonable efforts to file all required regulatory applications within thirty (30) calendar days after the date of this Agreement;

          (c) To pay, honor, discharge and perform all liabilities and obligations in respect of the Assets and the Liabilities and any other liabilities of the Branch arising, accruing or subsisting after the Closing which the Buyer is obligated to assume pursuant to this Agreement, subject to applicable indemnification rights of the Buyer;

          (d) Except in connection with transition mailings during the first year following the Closing, as consented to by the Seller in advance of such mailing (such consent not to be unreasonably withheld), not to use, keep or claim any registered or unregistered trademark, service mark or other identification commonly associated with the Seller, or any sign, display or similar material of the Seller or any banking or other forms, stationery, passbooks, checks, traveler's checks, cashier's checks, manager's checks or similar banking material of the Seller or bearing the Seller's name or other similar marks or identification (except to the extent necessary to conduct business operations, and then only if the Seller's name, marks or identification are obliterated from such material, and such material is clearly identified as that of the Buyer), or any proprietary material of the Seller including, without limitation, operating manuals, training manuals and public relations, explanatory or advertising materials;

          (e) As of the Closing Date, to become the "holder," as that term is defined in the California Unclaimed Property Law (Code of Civil Procedure ss. 1500, et seq.), of all Assumed Deposits and safe deposit boxes which the Buyer assumes under this Agreement. The Buyer will be responsible for the escheat of any property for which it becomes the holder and which becomes abandoned during the calendar year in which the Closing occurs;

          (f) As soon as practicable, after the receipt of all regulatory approvals required by Sections 7.1(c) and 7.2(c), and no later than thirty (30) calendar days prior to the Closing Date (unless earlier required by law, regulation or regulatory policy), the Buyer shall, subject to Section 11.1 hereof, (i) send a notice to all holders of safe deposit boxes at the Branch and
(ii) notify the holders of Deposits to be transferred on the Closing Date that, subject to Closing, the Buyer will be assuming liability for such Deposits, and following or concurrently with such notices the Buyer may communicate with and deliver information, brochures, bulletins and other communications to holders of Deposits and safe deposit boxes concerning the transactions contemplated by this Agreement and concerning the business and operations of the Buyer;

          (g) Continue to operate the Branch at its current location for a period of at least ninety (90) calendar days after the Closing Date (unless Buyer has provided Seller written confirmation from Buyer's appropriate banking regulatory agency that any earlier change in location by Buyer would be exempt from the notice and other requirements of 12 U.S.C. Sec. 1831r-1); and

          (h) To obtain approval of this Agreement and the transactions contemplated hereby by the requisite vote or consent of the holders of outstanding securities of the Buyer if such approval is required by applicable law, contract, the Buyer's Articles of Incorporation or Bylaws, or otherwise.

          4.3 CONSENTS. The Seller shall use its reasonable efforts to obtain any nongovernmental consents required for the transfer or assignment of the Assets and Liabilities to Buyer pursuant to this Agreement, including Assumed Contracts, if any; PROVIDED, HOWEVER, that (a) the Seller shall not be required to pay any additional compensation or fee to any person or entity to obtain any such consent, and (b) the Buyer agrees that it shall provide reasonable assistance to the Seller to obtain such consents.

          4.4 VALUATION OF THE ASSETS. The Buyer agrees that it is relying solely upon its own judgment, after such investigation and inspection as it deems necessary or appropriate, as to the quality, condition, fitness and value of the Assets and the nature and amount of the Liabilities, and the Seller hereby disclaims any representations or warranties made by the Seller as to their condition, value, nature or amount except those made in this Agreement.

          4.5 CLEARING ITEMS. From the Closing Date and for one hundred eighty
(180) calendar days thereafter, items drawn on Transaction Accounts assumed by the Buyer may continue to be presented to the Seller. The Seller will make provisional settlement to the presenting institution and will present such items to the Buyer within the Seller's midnight deadline. For the first ninety (90) calendar days following the Closing Date, the Seller shall perform its obligations under the first two sentences of this Section 4.5 at no cost to the Buyer. For the remaining ninety (90) calendar day period, the Buyer shall pay the Seller $0.50 for each item so processed. After one hundred eighty (180) calendar days from the Closing Date, the Seller shall return to the sender any items presented. Upon timely presentation to the Buyer, the Buyer will assume all responsibility for such items (except for such items which have not been handled by the Seller in accordance with applicable law or regulation, or with ordinary care), including but not limited to determining whether to honor or dishonor such items and giving any required notification for the return of large items.

          4.6 IRA DEPOSITS AND KEOGH ACCOUNTS. The Seller will deliver to the Buyer, on the Closing Date, copies of the Seller's documents for each IRA Deposit and Keogh Account which is included in the Assumed Deposits. The Seller will prepare and file all reports to government authorities required to be filed for the period ending on the Closing Date and all prior periods. The Buyer will be responsible for all such reporting for periods commencing on the day after the Closing.

          4.7 INTEREST REPORTING AND WITHHOLDING. Unless otherwise agreed to by the parties, the Seller will report to applicable taxing authorities and holders of Assumed Deposits transferred on the Closing Date, with respect to the period from January 1 of the year in which the Closing occurs through and including the Closing Date, all interest credited to, withheld from and any early withdrawal penalties imposed upon the Assumed Deposits. The Buyer will report to the applicable taxing authorities and holders of Assumed Deposits, with respect to all periods from the day after the Closing Date, all such interest credited to, withheld from and any early withdrawal penalties imposed upon such Assumed Deposits. Any amounts required by any governmental agencies to be withheld from any of the Assumed Deposits through the Closing Date will be withheld by the Seller in accordance with applicable law or appropriate notice from any governmental agency and will be remitted by the Seller to the appropriate agency on or prior to the applicable due date. Any such withholding required to be made subsequent to the Closing Date shall be withheld by the Buyer in accordance with applicable law or the appropriate notice from any governmental agency and will be remitted by the Buyer to the appropriate agency on or prior to the applicable due date. Promptly after the Closing Date, but in no event later than the date the Buyer is obligated to remit such amounts to the applicable governmental agency, the Seller will pay to the Buyer that portion of any sums theretofore withheld by the Seller from any Assumed Deposits transferred on the Closing Date which are or may be required to be remitted by the Buyer pursuant to the foregoing and shall directly remit to the applicable governmental agency that portion of any such sums which are required to be remitted by the Seller.

          4.8 EMINENT DOMAIN OR TAKING. If proceedings under a power of eminent domain relating to the Branch or any part thereof are commenced prior to the Closing Date, the Seller will promptly inform the Buyer in writing.

          (a) If such proceedings involve the taking of all of or a material interest in the Branch, the Buyer may elect to terminate this Agreement by notice in writing sent within ten (10) calendar days of the Seller's written notice to the Buyer, in which case neither party will have any further obligation to or rights against the other with respect to the Branch except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

          (b) If the proceedings do not involve the taking of all of or a material interest in the Branch, or if the Buyer does not elect to terminate this Agreement as to the Branch, this transaction will be consummated as described herein, and, subject to encumbrances, if any, relating to the Branch, any award or settlement payable with respect to such proceeding will be paid or assigned to the Buyer on the Closing Date.

          (c) If the Closing contemplated by this Agreement is not consummated for any reason, the Buyer will have no claim to any condemnation award or settlement with respect to the Branch.

          4.9 DAMAGE OR DESTRUCTION. Prior to the Closing Date, as between the Seller and the Buyer, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty is borne and assumed by the Seller.

                                   ARTICLE 5.

                         REPRESENTATIONS AND WARRANTIES

          5.1 SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller (for purposes of this Section 5.1, the term "Seller" means the Seller on its own behalf and in reliance upon the representations and warranties of Six Rivers provided to the Seller in the Plan of Reorganization and confirmed in a certificate delivered by Six Rivers prior to the execution of this Agreement and updated as of Closing in a form satisfactory to Buyer) represents and warrants to the Buyer that, as of the date of this Agreement (or, as to any information specified in a Schedule to have been compiled as of some earlier date, as of such earlier date):

          (a) The Seller is a corporation, duly organized and in good standing under the laws of the State of California;

          (b) The Seller has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; all corporate action necessary to be taken by or on the part of the Seller to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby has been duly and validly taken; and this Agreement has been duly executed and delivered by, and constitutes the valid and binding agreement of the Seller, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies;

          (c) The execution, delivery and performance by the Seller of this Agreement do not, and the consummation by the Seller of the transactions contemplated hereby will not, violate or conflict with the Articles of Incorporation or Bylaws of the Seller, or any law or regulation currently applicable to the Seller, or any material agreement or instrument, or currently applicable award, order, judgment or decree to which the Seller is a party or by which it is bound, or require any filing by the Seller with, or authorization, approval, consent or other action with respect to the Seller by, any governmental or regulatory agency except such as have been made or obtained and are in full force and effect;

          (d) Schedule 2.2(d) sets forth a list of all material written contracts, agreements and other obligations known to the Seller to which the Seller is a signatory which relate to the operation of the Branch, including without limitation equipment leases and service and maintenance contracts, consulting contracts, agency agreements and licensing agreements (including equipment leases and service and maintenance contracts which the Seller does not believe are assignable);

          (e) There is no litigation, claim, action, suit or proceeding pending which, if adversely determined, would adversely affect the use of the Assets or the Liabilities; and, to the Seller's knowledge, there is no litigation, claim, action, suit or proceeding threatened by any organization, person, individual or governmental agency which, if adversely determined, would, individually or in the aggregate, materially and adversely affect the use of the Assets or the Liabilities;

          (f) Other than certain consulting fees payable to Merrill Lynch, Pierce, Fenner & Smith Inc., the Seller has not in any manner whatsoever paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by the Seller directly and without the intervention of any person in such manner as to give rise to any valid claim against the Seller for any brokerage commission or like payment;

          (g) Schedule 5.1 (g) to this Agreement lists all Employees and states for each such individual his or her position, dates of employment with Seller, present compensation and status of any medical leave, family leave, military leave or personal leave under the Seller's policies;

          (h) A certificate of occupancy or equivalent is in effect permitting the occupancy of the Branch for its present use. The Seller holds all licenses materially required in connection with the use or occupancy of the Branch;

          (i) None of the Loans is presently serviced by third parties and, prior to the Closing, none will be serviced by third parties, and there are no obligations, agreements or understandings whatsoever that could result in any Loan becoming subject to any such third party servicing, and Seller will not undertake any such obligation or enter into any such agreement or understanding;

          (j) With respect to each Loan transferred to Purchaser:

                    (i) Such Loan was solicited, originated and currently exists in material compliance with all applicable requirements of federal, state, and local laws and regulations promulgated thereunder;

                    (ii) Each note evidencing a Loan and any related security instrument (including, without limitation, any guaranty or similar instrument) constitutes a valid, legal or binding obligation of the obligor thereunder, enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity; and all actions necessary to perfect any related security interest have been duly taken;

                    (iii) The terms of the Loan Documents with respect to all Loans are consistent in all material respects with the terms of the internal loan approval for such Loan and there has been no material modification to or waiver of such terms except as evidenced in documents executed by the parties and included in the Loan Documents;

                    (iv) No claims or defenses to the enforcement of such Loan have been asserted and the Seller is aware of no acts or omissions that would give rise to any claim or right of rescission, setoff, counterclaim or defense by borrowers, obligor or any other person obligated to perform under any related Loan Documents;

                    (v) On the Closing Date, the Buyer shall not be obligated to make payment of principal or interest on a Loan which is more than thirty (30) days past due (or, in the case that such Loan is a consumer loan, more than sixty (60) days past due) and, to the best knowledge of the Seller, there will be no other default, by any borrower, obligor or any other person obligated to perform under any related Loan Document with respect to such Loan, nor of any conditions that with respect to such Loan, nor of any conditions that with notice or lapse of time or both, would constitute a default, breach, violation or event permitting acceleration under the terms of such Loan; and

                    (vi) Such Loan was made substantially in accordance with Six Rivers' standard underwriting and documentation guidelines as in effect at the time of its origination and has been administered substantially in accordance with Six Rivers' standard loan servicing procedures as in effect from time to time;

          (k) At the time of the most recent regulatory evaluation of the Seller's performance under the Community Reinvestment Act (the "CRA"), the Seller's record of performance was deemed to be "outstanding" or "satisfactory", and no proceedings are pending or to the knowledge of the Seller, threatened, that would result in a change in such evaluation. The Seller has not received any adverse public comments with respect to its compliance under the CRA since the date of its most recent regulatory evaluation of its performance under the CRA; and

          (l) The Seller has no knowledge of any pending or suspected conditions or circumstances related to the operations of the Branch or the general economic conditions of the community that is served by the Branch that if they materialize would result in an adverse change which may materially effect the Assets or Liabilities.

          5.2 BUYER'S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Seller that, as of the date of this Agreement:

          (a) The Buyer is a banking corporation, duly established and in good standing under the laws of the State of California;

          (b) Subject to the satisfaction of any applicable governmental or regulatory requirements referred to in Section 4.2(b) and to approval of this Agreement and the transactions contemplated hereby by the requisite vote or consent of the holders of outstanding securities of the Buyer if such approval is required by applicable law, contract, the Buyer's Articles of Incorporation or Bylaws, or otherwise, the Buyer has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; all acts and other proceedings required to be taken by or on the part of the Buyer to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken; and this Agreement has been duly executed and delivered by, and constitutes the valid and binding agreement of, the Buyer, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies;

          (c) Subject to the satisfaction of any applicable governmental or regulatory requirements referred to in Section 4.2(b), the execution, delivery and performance by the Buyer of this Agreement do not, and the consummation by the Buyer of the transactions contemplated hereby will not, violate or conflict with the articles of incorporation or bylaws of the Buyer, or any law or regulation currently applicable to the Buyer, or any material agreement or instrument, or currently applicable order, judgment or decree to which the Buyer is a party or by which it is bound or require any prior filing by the Buyer with, or authorization, approval, consent or other action with respect to the Buyer by, any governmental or regulatory agency except such as have been made or obtained and are in full force and effect or will be made or obtained and in full force and effect as of the Closing;

          (d) There are no actions, suits or proceedings pending or, to the knowledge of the Buyer, threatened against or affecting, the Buyer, which may cause a material adverse change in the Buyer's business or financial condition;

          (e) The Buyer has not paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by the Buyer directly and without the intervention of any person in such manner as to give rise to any valid claim against the Seller for any brokerage commission or like payment;

          (f) The Buyer has not received written notice from any federal or California governmental or regulatory agency indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement;

          (g) The Buyer satisfies each and all of the standards and requirements lawfully within the control of the Buyer of which it is aware (and, as of the Closing Date, will satisfy each and all of the standards and requirements lawfully within the control of the Buyer) imposed as a condition to obtaining or necessary to comply with and in order to obtain any of the governmental or regulatory approvals referred to in Section 4.2(b) of this Agreement; and

          (h) At the time of the most recent regulatory evaluation of Buyer's performance under the Community Reinvestment Act (the "CRA"), Buyer's record of performance was deemed to be "outstanding" or "satisfactory", and no proceedings are pending or to the knowledge of Buyer, threatened, that would result in a change in such evaluation. Buyer has not received any adverse public comments with respect to its compliance under the CRA since the date of its most recent regulatory evaluation of its performance under the CRA.

                                   ARTICLE 6.

                                 UNDERSTANDINGS

          Buyer and Seller understand and agree as follows:

          6.1 DEPOSITORS' RIGHTS. The Buyer and the Seller understand and agree that all transfers to the Buyer of Assumed Deposits are subject to the individual depositors' continuing rights to withdraw, and the Seller makes no representation or warranty to the Buyer concerning the continuing maintenance of such deposits at the Branch.

          6.2 UNCLAIMED PROPERTY. With respect to safe deposit boxes that have been opened by the Seller and whose contents have been inventoried and are being held by the Seller in safekeeping in preparation for escheat to the State of California, the Seller shall remove any and all such contents from the Branch prior to the Closing Date.

          6.3 LIMITATION OF WARRANTIES. Except as may be expressly represented or warranted by Seller in this Agreement, the Seller makes no representation or warranty whatsoever with regard to any Asset, any Liability or the business or operation of any of the Branch, it being expressly understood that such Assets and Liabilities are being transferred AS IS, WHERE IS, WITHOUT RECOURSE, WITH ALL FAULTS AND WITH NO WARRANTIES OTHER THAN AS EXPRESSLY PROVIDED IN OF THIS AGREEMENT. The Buyer agrees that it is relying solely upon its own judgment, after such investigation and inspection as it deems necessary or appropriate, as to the quality, condition, fitness and value of the Assets and the nature and amount of the Liabilities, and Seller hereby disclaims any representations or warranties made by Seller as to their condition, value, nature or amount except those made in of this Agreement.

                                   ARTICLE 7.

                            CONDITIONS TO THE CLOSING

          7.1 SELLER'S CONDITIONS. The obligations of the Seller to consummate the Closing shall be subject to the satisfaction at or prior to Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, by the Seller:

          (a) The Buyer shall have complied in all material respects with each of its covenants and agreements contained herein to be performed at or prior to the Closing Date, and each of the representations and warranties of the Buyer in
Section 5.2 hereof shall be true and correct in all material respects as if made at and as of the Closing;

          (b) The Buyer shall have delivered to the Seller a duly authorized and signed officer's certificate, dated as of the Closing Date, certifying as to the matters specified in Section 7.1(a), and further that (i) the methodology and accounting procedures used by the Seller in preparing the Closing Financial Statement have been reviewed and are acceptable to the Buyer, and (ii) the Buyer, to and including the Closing Date, has performed such review of the books, records, files, documentation and accounts of the Branch as it has deemed appropriate;

          (c) All consents, approvals and authorizations required to be obtained prior to the Closing from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be consummated at the Closing shall have been made or obtained, and shall remain in full force and effect, all waiting periods applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated and all required regulatory filings shall have been made; PROVIDED, HOWEVER, that no governmental or regulatory consent, approval or authorization shall have imposed any condition or requirement that the Seller in good faith determines to be materially burdensome upon the business of the Seller or upon the consummation of the transactions contemplated hereby;

          (d) There shall not be in effect any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction that would be violated by consummation of the transactions contemplated hereby, nor any material pending or threatened action, proceeding or investigation, the adverse determination of which would result in such order, decree or judgment; provided, that in the case of such material pending or threatened action, proceeding or investigation, neither party shall decline to proceed with the Closing pending final resolution thereof without exercising its reasonable efforts promptly to determine jointly with the other party the merit thereof and the likelihood of an adverse determination in such proceeding;

          (e) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote or consent of the holders of outstanding securities of the Buyer if such approval is required by applicable law, contract, the Buyer's Articles of Incorporation or Bylaws, or otherwise; and

          (f) The transactions contemplated by the Plan of Reorganization shall have been consummated.

          7.2 BUYER'S CONDITIONS. The obligations of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, by the Buyer:

          (a) The Seller shall have complied in all material respects with each of its covenants and agreements herein to be performed at or prior to the Closing Date and each of the representations and warranties of the Seller contained in this Agreement and the Schedules shall be true and correct in all material respects as if made at and as of Closing except to the extent of changes that have occurred prior to Closing that are consistent with the provisions of Section 2.3(a);

          (b) The Seller shall have delivered to the Buyer a duly authorized and signed officer's certificate, dated as of the Closing Date, certifying that (i) the representations and warranties of the Seller contained in this Agreement and the Schedules are true and correct as of the Closing Date, and (ii) the Seller has complied in all material respects with each of its covenants and agreements herein to be performed at or prior to the Closing Date;

          (c) As to the Branch, there shall have been given, obtained or satisfied in final form any notice, approval, permit or other requirement of law or any competent governmental or regulatory authority that is necessary to proceed with the Closing, including without limitation such approvals as may be required of any California or federal bank or other financial institution regulatory agency and any other entity or entities having jurisdiction over the Branch, the Buyer or the Seller, and no such agency or entity shall, in connection therewith, have imposed any condition or requirement that would result in a material adverse effect on the business or prospects of the Branch or the Buyer, or on the consummation of the transactions contemplated hereby;

          (d) There shall not be in effect any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction that would be violated by consummation of the transactions contemplated hereby, nor any material pending or threatened action, proceeding or investigation, the adverse determination of which would result in such order, decree or judgment; provided, that in the case of such material pending or threatened action, proceeding or investigation, neither party shall decline to proceed with the Closing pending final resolution thereof without exercising its reasonable efforts promptly to determine jointly with the other party the merit thereof and the likelihood of an adverse determination in such proceeding;

          (e) The transactions contemplated by the Plan of Reorganization shall have been consummated;

          (f) Not later than thirty (30) days after the date of this Agreement, the Buyer shall have notified the Seller that its preliminary due diligence review of the Branch has been completed to its satisfaction;

          (g) Prior to the Closing, the Buyer shall have identified a manager for the Branch PROVIDED THAT, the Buyer shall provide the Seller with notice of such fact not less than ten (10) Business Days prior to the Closing Date; and

          (h) The amount of the Assumed Deposits subject to the Purchase Premium calculation at Closing is less than $15,500,000.

                                   ARTICLE 8.

                                   TERMINATION

          8.1 EVENTS OF TERMINATION. This Agreement may be terminated at any time prior to Closing:

          (a) By the mutual written agreement of the Seller and the Buyer;

          (b) By the Seller or by the Buyer in the event that the Closing has not occurred on or before the date indicated in the third proviso in Section 2.2(a), or such other date as the Seller and the Buyer shall agree in writing, unless the failure to so consummate by such time is due to a breach of this Agreement by the party seeking to terminate;

          (c) By the Seller or by the Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

          (d) By the Seller or the Buyer, in the event of a material breach by the other of any representation, warranty or agreement contained herein which is not cured or cannot be cured within thirty (30) calendar days after written notice of such termination has been delivered to the breaching party; PROVIDED, HOWEVER, that termination pursuant to this Section 8.1(d) shall not relieve the breaching party of liability for such breach or otherwise; and

          (e) By the Buyer within three (3) Business Days after receipt by the Buyer of all schedules described in Section 4.1(q).

          Any party desiring to terminate this Agreement pursuant to any of the foregoing clauses shall give written notice of such termination to the other party.

          8.2 LIABILITY FOR TERMINATION. If this Agreement is terminated as permitted by Section 8.1, except as provided in Section 8.1(d), such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement, except that, if such termination shall result from the willful failure of a party to fulfill a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement or from a willful misrepresentation or breach of a warranty, covenant or agreement hereunder by either party to this Agreement, such party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable attorney's fees) sustained or incurred by the other party as a result of such failure or breach.

                                   ARTICLE 9.

                            SURVIVAL, INDEMNIFICATION

          9.1 SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto made, contained in or to be performed pursuant to this Agreement, the Schedules hereto or the officers' certificates delivered pursuant hereto or in connection herewith shall survive Closing and remain operative and in full force and effect. After Closing, the sole and exclusive remedy of the Buyer and the Seller for any breach of any covenant or agreement or any inaccuracy of any such representation or warranty by the Seller or the Buyer shall be the indemnities contained in Sections 9.2 and 9.3, respectively, which shall survive Closing.

          9.2 SELLER'S INDEMNITY. Subject to the proviso in the final sentence of Section 9.1, the Seller hereby indemnifies the Buyer against and agrees to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit or proceeding brought against the Buyer) demanded, claimed or threatened in writing against the Buyer or incurred or suffered by the Buyer arising out of (i) any action taken or omitted to be taken by the Seller prior to the Closing relating to the ownership or operation of the Branch prior to Closing, but excluding any damage, loss, liability or expense resulting from actions taken by the Seller at the written direction of the Buyer; (ii) any misrepresentation or breach of representation, warranty, covenant, agreement or other material term made, contained in or to be performed by the Seller pursuant to this Agreement, the Schedules hereto or the Seller's officer's certificate; and (iii) any claim or demand by any Branch employee arising or related to any alleged act or inaction occurring prior to the Closing (except as may be the result of any action or inaction of the Buyer). The Seller shall not be liable under this Section 9.2 for any settlement effected without its consent (which consent shall not be unreasonably withheld) of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The Buyer agrees to give prompt notice to the Seller of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. The Seller may, and at the request of the Buyer shall, participate in and control the defense of any such suit, action or proceeding at its own expense.

          9.3 BUYER'S INDEMNITY. Subject to the proviso in the final sentence of
Section 9.1, the Buyer hereby indemnifies the Seller against and agrees to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit or proceeding brought against the Seller) demanded, claimed or threatened in writing against the Seller or incurred or suffered by the Seller arising out of (i) ownership or operation of the Branch on and after Closing (except as to such damage, liability, loss or expense resulting from actions taken by the Buyer at the written direction of the Seller); and (ii) any misrepresentation or breach of warranty, covenant or agreement made, contained in or to be performed by the Buyer pursuant to this Agreement, the Schedules hereto or the Buyer's officer's certificate. The Buyer shall not be liable under this Section 9.3 for any settlement effected without its consent (which consent shall not be unreasonably withheld) of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The Seller agrees to give prompt notice to the Buyer of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. The Buyer may, and at the request of the Seller shall, participate in and control the defense of any such suit, action or proceeding at its own expense.

          9.4 LIMIT ON INDEMNITIES. Notwithstanding any other provision hereof, an indemnifying party shall not be liable under this Article 9 for any losses sustained by the indemnified party with respect to the Branch unless and until the aggregate amount of all such losses sustained by the indemnified party with respect to the Branch shall exceed $10,000, in which event the indemnifying party shall be liable only for such losses in excess of $10,000. The minimum $10,000 amount shall not apply to amounts which one party may be required to pay to the other under Sections 3.2, 4.1(g), 4.1(h), 4.5 and 10.1 of this Agreement or other provisions dealing with customary and foreseeable post-closing adjustments. In no event shall the aggregate losses for which the Seller may be liable under this Article 9 or any other basis exceed the amount of the Initial Base Amount. IN ADDITION, THE INDEMNIFYING PARTY SHALL HAVE NO OBLIGATIONS TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL LIABILITY, DAMAGE OR LOSS OF THE INDEMNIFIED PARTY THAT THE INDEMNIFIED PARTY MAY SUFFER.

          (b) Each party's right to indemnification under this Article 9 shall preclude any other monetary award (whether at law or in equity) and shall preclude assertion by such party of any right to any such monetary award from the indemnifying party.

                                   ARTICLE 10.

                                      TAXES

          10.1 OBLIGATIONS OF THE BUYER AND THE SELLER. The Buyer and the Seller shall each assume and pay one-half of the following: any documentary, stamp, deed, sales, use or other transfer taxes, recording fees and escrow fees relating to the sale of the Assets and assumption of the Liabilities. On the Closing Date, all real and personal property taxes and current installments of special assessments levied or assessed with respect to the Furniture, Fixtures and Equipment shall be prorated between the Seller and the Buyer on a daily basis as of the Closing Date based upon the fiscal year of the appropriate taxing authority.

          10.2 ACCESS TO INFORMATION. For the applicable period required by law, the Seller and the Buyer shall have a right to have access to and to copy all of the records of the other party relevant to the Assets and the Liabilities and necessary for the preparation of income tax returns, employee tax returns, employee reports, employee benefits calculations, and for customary accounting functions and other similar bona fide purposes. Additionally, the Buyer and the Seller each agree to make available to the other party, at reasonable times and upon reasonable

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

advance notice, relevant records and personnel in connection with an investigation or the preparation of or participation in a defense, negotiation or settlement relating to any pending, future, or threatened litigation or government agency proceeding (including a tax audit) involving the conduct or interest of such other party.

          10.3 ALLOCATION OF CONSIDERATION. The Buyer and the Seller shall use reasonable efforts to allocate the consideration payable hereunder at the Closing among the Assets, tangible and intangible, on the basis of an allocation (the "Allocation") to be agreed upon by the Buyer and the Seller prior to the Closing.

                                   ARTICLE 11.

                                  MISCELLANEOUS

          11.1 PUBLIC NOTICE. All written notices to third parties, including customers of the Branch, all oral or written notices or general communications to employees of the Branch, and all public announcements and press releases concerning the transactions contemplated by this Agreement made prior to Closing shall be jointly planned and coordinated by the Buyer and the Seller. Neither party shall act unilaterally in this regard without the prior approval of the other party, which shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that in the event that a party reasonably concludes that a public announcement or release is required by applicable law and the parties cannot reach agreement upon a mutually acceptable release, the party releasing the information, announcement or public statement shall not be deemed to be in breach of this Agreement.

          11.2 ASSIGNMENT. Neither party shall assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party.

          11.3 NOTICES. Notices and legal process to be delivered to or served upon either party hereto shall be deemed to have been duly delivered or served when delivered in written form by hand or by telegraph, telex or facsimile transmission, or the day after being sent from within the continental United States by overnight delivery or courier service, or three (3) calendar days after posting by registered mail or certified mail with return receipt requested, to the parties hereto at the following addresses:

          If to the Seller:

                    North Valley Bancorp
                    880 East Cypress Avenue
                    Redding, CA 96002
                    Attention: Michael J. Cushman
                    Fax: (530) 221-4877

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

          With a copy to:

                    Coudert Brothers
                    303 Almaden Blvd., 5th Floor
                    San Jose, CA 95110
                    Attention: Joseph G. Mason, Esquire
                    Fax: (408) 297-3191

          If to the Buyer:

                    Scott Valley Bank
                    515 South Broadway
                    Yreka, CA 96097
                    Attention: Timothy S. Avery
                    Fax: (530) 842-9127

          With a copy to:

                    McCutchen, Doyle, Brown & Enerson, LLP
                    3 Embarcadero Center
                    San Francisco, CA 94111
                    Attention: James M. Rockett, Esquire
                    Fax: (415) 393-2286

or to such other authorized agent or address as either party may hereafter select by written notice to the other party.

          11.4 TIME. Time shall be of the essence for all purposes connected with this Agreement.

          11.5 EXPENSES. Except as otherwise expressly provided herein, the Buyer and the Seller shall each bear its own out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement.

          11.6 COMMUNICATIONS. If for any reason any payment or communication to which one party is entitled is received by the other party hereto, the receiving party shall promptly forward such payment or communication to the other party.

          11.7 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, except that certain Confidentiality Agreement between the parties hereto which was executed as of September 1, 2000 (the "Confidentiality Agreement"), relating to the subject matter of this Agreement. The Confidentiality Agreement shall survive, in accordance with its own terms, the execution, delivery and performance of this Agreement.

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

          11.8 AMENDMENT. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally. Any such change, waiver, discharge or termination may be effected only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          11.9 GOVERNING LAW, SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of California. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not contained herein.

          11.10 WAIVER. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default theretofore or thereafter occurring. Any waiver, permit, consent or approval or any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All rights and remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.

          11.11 CONFIDENTIALITY. The Buyer and its representatives, agents and designees shall keep confidential and shall not disclose to any person or entity, without Seller's prior written consent: the amount of the Purchase Premium, the fact that confidential information has been made available to Buyer, the existence of this Agreement or any of the terms or conditions hereof, the status of the transactions contemplated hereby, all information concerning the books, records, accounts and documents of Seller to which it has access under this Agreement. These restrictions, however, shall not apply to any such information (i) that becomes public knowledge through no fault, act or omission of Buyer or its representatives, agents or designees (for purposes of this Section 11.11 collectively the "Buyer"), (ii) that Buyer lawfully acquires from an entity not under an obligation of confidentiality to Seller, (iii) that is independently developed by Buyer, (iv) where the Buyer is legally compelled to disclose such information, provided that the Seller is provided with advance written notice of the intention of Buyer to disclose to allow the Seller to contest the proposed disclosure before any court or agency with jurisdiction unless such notice impedes a duty or obligation of the Buyer under applicable laws, regulations or legal requirements to timely report such information, in which event Buyer shall concurrently advise Seller of Buyer's disclosure, or (v) where the Buyer, upon advice of counsel, is required to disclose such information in connection with a public offering of its equity securities. In case of any actual or purported inconsistency or conflict between the provisions of this Agreement and the provisions of the Confidentiality Agreement with respect to obligations of the Buyer to maintain confidentiality as to any information, the provisions which impose a higher standard of confidentiality on the Buyer with respect to such information shall control and govern as to such actual or purported inconsistency or conflict.

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

          11.12 THIRD PARTY RIGHTS. Other than the provisions of Section 2.4, nothing contained in this Agreement, whether express or implied, is intended to
(i) confer any rights or remedies upon any persons other than the parties hereto and their respective successors and assigns, (ii) relieve or discharge the obligations or liabilities of any third person to either party to this Agreement, or (iii) give any third person any right of subrogation or action over either party to this Agreement.

          11.13 HEADINGS. The headings and captions used herein and in the Schedules are included for purposes of convenience of reference only and shall not limit or define the meaning of any provisions of this Agreement.

          11.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first above written.

                              SELLER:

                              NORTH VALLEY BANCORP


                              By /s/ J. M. ("MIKE") WELLS, JR.
                              ----------------------------------------
                                     J. M. ("Mike") Wells, Jr.
                                     Secretary


                              BUYER:

                              SCOTT VALLEY BANK


                              By /s/ TIMOTHY S. AVERY
                              -------------------------------------
                                     Timothy S. Avery
                                     President and Chief Executive Officer



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